Exhibit 99.1
LETTER OF TRANSMITTAL

To Accompany Certificates of Common Stock of

MICRO GENERAL CORPORATION

Tendered pursuant to the Prospectus dated May 30, 2002

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON JUNE 28, 2002, UNLESS THE OFFER IS EXTENDED

To: Wells Fargo Bank Minnesota, N.A., Exchange Agent

If by mail: Wells Fargo Shareowner Services Corporate Actions Department P.O. Box 64858 St. Paul, MN 55164-0858	If by overnight courier or hand-delivery: Wells Fargo Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, MN 55075

BY COMPLETING THE BOXES BELOW AND SIGNING THIS LETTER OF TRANSMITTAL, YOU WILL HAVE TENDERED SHARES OF MICRO GENERAL CORPORATION COMMON STOCK REPRESENTED BY THE CERTIFICATE(S) DESCRIBED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE W-9 FORM PROVIDED IN BOX G BELOW.

LADIES AND GENTLEMEN:

      Reference is made to the Prospectus dated May 30, 2002 (the “Prospectus”) of Fidelity National Information Solutions, Inc. (“FNIS”), which together with any amendments and supplements thereto and this Letter of Transmittal, constitutes the offer (the “Offer”) of FNIS to exchange 0.696 shares of its common stock, par value $0.001 per share (“FNIS Common Stock”), for each share of common stock, par value $0.05 per share, of Micro General Corporation. (“MGEN Common Stock”) that is validly tendered on or prior to the Expiration Date and not properly withdrawn, upon the terms and subject to the conditions set forth herein and in the Prospectus. See “Summary” and “The Offer” in the Prospectus. Capitalized terms used herein have the same meanings as in the Prospectus.

      The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on June 28, 2002 (the “Expiration Date”), unless extended in accordance with applicable law and the terms of the Offer, in which event the term “Expiration Date” shall mean the latest time and date at which the Offer, as extended, shall expire.

      Upon the terms and subject to the conditions of the Offer, I hereby tender to you the shares of MGEN Common Stock represented by the certificate(s) described in Box B below. Subject to, and effective upon, the acceptance for exchange of such tendered shares of MGEN Common Stock, I hereby sell, assign and transfer to you, or upon your order, all right, title and interest in and to such shares. I hereby irrevocably constitute and appoint the Exchange Agent as my true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as your agent) with respect to such tendered shares of MGEN Common Stock, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) (i) to deliver stock certificates representing such tendered shares of MGEN Common Stock or transfer ownership of such shares on the account books maintained by The Depository Trust Company (the “DTC”), together, in any such case, with all accompanying evidences of transfer and authenticity, to you or upon your order, upon receipt by the Exchange Agent, as my agent, of shares of FNIS Common Stock, to which I am entitled upon the acceptance for exchange by you of such tendered shares of MGEN Common Stock; (ii) to present certificate(s) representing such tendered shares of MGEN Common Stock for transfer on your books; and (iii) to receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the Offer. If my tendered shares of MGEN Common Stock are accepted for exchange, I will be entitled to receive certificates representing shares of FNIS Common Stock (“FNIS Certificates”).

      I hereby represent and warrant to you that I have full power and authority to tender, sell, assign and transfer the shares of MGEN Common Stock that I have tendered and that when such shares are accepted by you for exchange pursuant to the Offer, you will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that none of such shares of MGEN Common Stock will be subject to any adverse claim when you accept such shares for exchange. I will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or you to be necessary or desirable to complete the sale, assignment and transfer of the shares of MGEN Common Stock that I have tendered. All authority conferred or agreed to be conferred in this Letter of Transmittal and all of my obligations hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, my death or incapacity. This tender may be withdrawn only in accordance with the procedures set forth in the Prospectus and the Instructions contained in this Letter of Transmittal.

      I understand that, upon acceptance by you of the shares of MGEN Common Stock that I have tendered, I will be deemed to have accepted the shares of FNIS Common Stock exchanged therefor and will be deemed to have relinquished all rights with respect to the accepted shares of MGEN Common Stock.

      I recognize that, under certain circumstances and subject to certain conditions to the Offer set forth in the Prospectus, you may not be required to accept for exchange any of the shares of MGEN Common Stock that I have tendered (including any shares of MGEN Common Stock tendered after the Expiration Date). Shares of MGEN Common Stock delivered to the Exchange Agent and not accepted for exchange will be returned to me promptly following the expiration or termination of the Offer at the address set forth in Box E, unless otherwise indicated under “One Time Delivery Instructions” (Box D) below.

      Unless otherwise indicated under “New Registration Instructions” (Box C) below, please issue (i) the FNIS Certificates to which I am entitled, (ii) if applicable, a check in lieu of a fractional share of FNIS Common Stock (a “Fractional Share Check”), and (iii) if applicable, the certificate(s) representing any shares of MGEN Common Stock not tendered by me or any tendered shares that are not accepted for exchange, in each case in the name(s) of the registered holder(s) shown under Box E below. Unless otherwise indicated in the box entitled “One Time Delivery Instructions” (Box D) below, please send (i) the FNIS Certificates to which I am entitled, (ii) if applicable, a Fractional Share Check, in each case issued in the name(s) of the registered holder(s) shown in Box E below, and (iii) if applicable, the certificate representing any shares of MGEN Common Stock not tendered by me or any shares tendered herewith and not accepted for exchange by you (and accompanying documents, as appropriate), in each case to the address of the registered holder(s) shown in Box E below. Any shares of MGEN Common Stock delivered by book-entry transfer that are not tendered or any shares tendered herewith delivered by book-entry transfer that are not accepted for exchange will be credited to the account at the DTC. I recognize that you have no obligation pursuant to the “New Registration Instructions” to transfer any shares of MGEN Common Stock from the name of the registered holder(s) hereof if you do not accept for exchange such shares. If Boxes C and D entitled “New Registration Instructions” and “One Time Delivery Instructions” are both completed, please issue (i) the FNIS Certificate to which I am entitled, (ii) if applicable, a Fractional Share Check, and (iii) if applicable, the certificate representing any shares of MGEN Common Stock not tendered by me or any tendered shares that are not accepted for exchange, in each case in the name(s) of, and mail such certificate and check (and accompanying documents, as appropriate) to, the person(s) so indicated.

      I understand that the delivery and surrender of the shares of MGEN Common Stock that I have tendered is not effective, and the risk of loss of the shares of MGEN Common Stock (including shares of MGEN Common Stock tendered herewith) does not pass to the Exchange Agent, until receipt by the Exchange Agent of this Letter of Transmittal, or a manually signed facsimile hereof, duly completed and signed, or an Agent’s Message (as defined in the Prospectus under “The Offer — Procedure for Tendering”) in connection with a book-entry transfer of shares, together with all accompanying evidences of authority in form satisfactory to you and any other required documents. All questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of MGEN Common Stock will be determined by you in your sole discretion and such determination shall be final and binding upon all tendering stockholders.

      I understand that a tender of shares of MGEN Common Stock made pursuant to any method of delivery set forth in the Prospectus and your acceptance for exchange of such shares pursuant to the procedures described in the Prospectus under “The Offer — Procedure for Tendering” and in the Instructions hereto will constitute a binding agreement between us upon the terms and subject to the conditions of the Offer.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING ANY BOX BELOW

      This Letter of Transmittal is to be used by tendering stockholders if either (i) the certificate(s) representing shares of MGEN Common Stock are to be forwarded herewith or, unless an Agent’s Message is utilized, if tenders are to be made by book-entry transfer to the account maintained by the Exchange Agent at the DTC or (ii) guaranteed delivery procedures are being used, according to the procedures set forth in the Prospectus under “The Offer — Guaranteed Delivery”. Delivery of documents to the DTC in accordance with its procedures does not constitute delivery to the Exchange Agent as required by the Prospectus.

      Participants in the Micro General Corporation Employee Stock Purchase Plan may not use this Letter of Transmittal to tender shares of MGEN Common Stock held in such plan. Instead, participants in these plans must use the separate election forms which will be sent separately.

All shareholders must complete Boxes A, B, and G. Please also read the “General Instructions”, on Page 4.

FOR OFFICE USE ONLY Debit shares	Partial	Alt. Payee	One Time Del.

Approved Input Audit Mailed

BOX A — Signature of Registered Shareholders	BOX B — Certificate(s) Enclosed

(Must be Signed by All Registered Shareholders)	Certificate Number(s) (Attach additional signed list, if necessary)	Number of Shares Represented by Each Certificate

Signature(s)

Signature(s)

Telephone Number	Total Shares Surrendered:

Lost Certificates. I have lost my certificate(s) for            shares and require assistance in replacing the shares.

BOX C — New Registration Instructions	BOX D — One Time Delivery Instructions

To be completed ONLY if the check is to be issued in the name(s) of someone other than the registered holder(s) in Box E. ISSUE TO:	To be completed ONLY if the check is to be delivered to an address other than that in Box E. MAIL TO:

Name	Name

Street Address	Street Address

City, State and Zip Code	City, State and Zip Code

Please remember to complete and sign the Substitute Form W-9 in Box G on the next page.

BOX E	BOX F — Medallion Guarantee

Name and Address of Registered Holder(s) (Please make any address corrections below)	If you have completed Box C, your signature must be Medallion Guaranteed by an eligible financial institution.

indicates permanent address change
Note: A notarization by a notary public is not acceptable

BOX G

Important Tax Information -Substitute Form W-9

Please provide the Taxpayer Identification Number (“TIN”) of the person or entity receiving payment for the above described shares. This box must be signed by that person or entity, thereby making the following certification:	Tax ID or Social Security Number

CERTIFICATION — Under penalties of perjury, the undersigned hereby certifies the following:

(1) The TIN shown above is the correct TIN of the person who is submitting this Letter of Transmittal and who is required by law to provide such TIN, or such person is waiting for a TIN to be issued, and (2) The person who is submitting this Letter of Transmittal and who is required by law to provide such TIN is not subject to backup withholding because such person has not been notified by the Internal Revenue Service (“IRS”) that such person is subject to backup withholding, or because the IRS has notified such person that he or she is no longer subject to backup withholding, or because such person is an exempt payee; (3) I am a US citizen or US resident alien.

Signature:	Date:

General Instructions

Please read this information carefully.

•	Endorsement: DO NOT endorse or otherwise sign certificates when completing this form.

•	Signature: All Shareholders must sign in Box A.

•	Certificate Detail: List all certificate numbers and shares submitted in Box B. Any book-entry shares held by you will be automatically exchanged upon receipt of this completed Letter of Transmittal.

•	Lost Certificates: If your certificate(s) are lost, please check the appropriate box below Box A, complete the Letter of Transmittal and return the Letter of Transmittal to Wells Fargo Shareowner Services. There may be a fee and additional documents required to replace lost certificates.

•	New Registration: Provide new registration instructions in Box C if different than listed in Box E. Please see attached “Registration Changes, Most Frequently Requested Requirements” if a registration change is requested.

•	Address Change: An address in Box D will be treated as a one-time only instruction. If your permanent address should be changed on Wells Fargo Shareowner Services records, please make the necessary changes in Box E.

•	Signature Guarantee: Box F (Medallion Guarantee) only needs to be completed if the name on the check will be different from the current registration as indicated in Box C. This guarantee is a form of signature verification which can be obtained through an eligible financial institution such as a commercial bank, trust company, securities Broker/ Dealer, credit union or savings institution participating in a Medallion program approved by the Securities Transfer Association.

•	Important Tax Information, Substitute Form W-9, Box G: Please provide your social security or other tax identification number on the Substitute Form W-9 and certify that you are not subject to backup withholding. Failure to do so will subject you to 31% Federal Income Tax withholding from any cash payment made to you pursuant to the exchange.

•	Deficient Presentments: If you request a registration change that is not in proper form, the required documentation will be requested from you. Please refer to the “Registration Changes, Most Frequently Requested Requirements” on page 6 for assistance with your registration change request.

•	Returning Certificates: Return this Letter of Transmittal with the certificate(s) to be exchanged only to Wells Fargo Shareowner Services at the address below. The method of delivery is at your option and your risk, but it is recommended that documents be delivered via a registered method, insured for 2% of the value of your shares.

By Mail to	By Overnight Courier or Hand-Delivery to:
Wells Fargo Shareowner Services	Wells Fargo Shareowner Services
Corporate Actions Department	Corporate Actions Department
P.O. Box 64858	161 North Concord Exchange
St. Paul, MN 55164-0858	South St. Paul, MN 55075

      For additional information please contact our Shareowner Relations Department at 1-800-408-9716.

Registration Changes

Most Frequently Requested Requirements

Individual to Joint Tenants

•	Complete Box C, “New Registration Instructions”, providing shareholder names as they should be printed on the check, form of tenancy, and the correct address.

•	Provide the Taxpayer Identification Number (TIN) to be used in Box G, “Substitute W-9”. This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.

•	The current holder must sign the Letter of Transmittal.

•	The signature must be Medallion Guaranteed by an eligible financial institution.

Name Changes

•	Complete Box C, “New Registration Instructions”, providing the shareholder name as it should be printed on the check and the correct address.

•	Provide the Taxpayer Identification Number (TIN) to be used in Box G, “Substitute W-9”. This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.

•	Sign the Letter of Transmittal as the name appears on the face of the certificate, write “Now Known As” and then sign with the new name.

•	The signature(s) must be Medallion Guaranteed by an eligible financial institution.

Divorce

•	Complete Box C, “New Registration Instructions”, providing the shareholder name as it should be printed on the check and the correct address.

•	Provide the Taxpayer Identification Number (TIN) to be used in Box G, “Substitute W-9”. This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.

•	If the shares are held in Joint Tenancy, both signatures are required and must be Medallion Guaranteed. If one of the signatures cannot be obtained, a court certified copy of the Divorce Decree specifically awarding the shares to the transferee is required.

•	The signature(s) must be Medallion Guaranteed by an eligible financial institution.

Death of Shareholder Certificates Registered in Individual Name

•	Complete Box C, “New Registration Instructions”, providing the shareholder name and address in whose name the check should be issued.

•	Provide the Taxpayer Identification Number (TIN) to be used in Box G, “Substitute W-9”. This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.

•	Provide a certified copy of the Letters Testamentary dated within 60 days of the transfer, appointing the legal representative of the estate.

•	The Letter of Transmittal must be signed by the legal representative of the estate.

•	The signature must be Medallion Guaranteed by an eligible financial institution.

•	Provide an inheritance tax waiver if required.

Certificates Registered in Joint Tenancy (transfer to surviving Joint Tenant)

•	Complete Box C, “New Registration Instructions”, providing the name and address of the surviving Joint Tenant as the check should be issued.

•	Provide the Taxpayer Identification Number (TIN) of the surviving Joint Tenant to be used in Box G, “Substitute W-9”. This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.

•	Provide a certified copy of the death certificate.

•	Provide an inheritance tax waiver if required.

•	The Letter of Transmittal must be signed by the surviving Joint Tenant.

Certificates Registered in Joint Tenancy (transfer to another Joint Tenant)

•	Complete Box C, “New Registration Instructions”, providing the shareholder names and address as the check should be issued.

•	Provide the Taxpayer Identification Number (TIN) to be used in Box G, “Substitute W-9”. This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.

•	Provide a certified copy of the death certificate.

•	Provide an inheritance tax waiver if required.

•	The Letter of Transmittal must be signed by the surviving Joint Tenant.

•	The signature(s) must be Medallion Guaranteed by an eligible financial institution.

Tenancy in Common or Community Property

•	Complete Box C, “New Registration Instructions”, providing the shareholder name(s) and address as the check should be issued.

•	Provide the Taxpayer Identification Number (TIN) to be used in Box G, “Substitute W-9”. This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.

•	Provide a court certified copy of the Letters of Testamentary dated within 60 days.

•	Provide an inheritance tax waiver if required.

•	The Letter of Transmittal must be signed by both the survivor and the fiduciary.

•	The signature(s) must be Medallion Guaranteed by an eligible financial institution.

Custodian Account — Minor Reaches Majority

•	Complete Box C, “New Registration Instructions”, providing the name and address of the minor as the check should be issued.

•	Provide the Taxpayer Identification Number (TIN) of the minor in Box G, “Substitute W-9”. This box must be signed by the minor certifying that the TIN is correct and that such person is not subject to backup withholding.

•	Provide a certified copy of the minor’s birth certificate.

•	The Letter of Transmittal must be signed by the minor.

•	The Letter of Transmittal may also be signed by the Custodian with his/her signature Medallion Guaranteed by an eligible financial institution in place of the certified copy of the minor’s birth certificate.

Trust Accounts

Transfer from the name of a Trust

•	Complete Box C, “New Registration Instructions”, providing the registration and address as the check should be issued.

•	Provide the Taxpayer Identification Number (TIN) to be used in Box G, “Substitute W-9”. This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.

•	The Letter of Transmittal must be signed by all trustee(s). (If only one trustee is signing, a Medallion Guaranteed copy of the trust agreement is required as proof of authorization to sign individually.)

•	The signature(s) must be Medallion Guaranteed by an eligible financial institution.

Death of a Trustee

•	Complete Box C, “New Registration Instructions”, providing the registration and address as the check should be issued.

•	Provide the Taxpayer Identification Number (TIN) to be used in Box G, “Substitute W-9”. This box must be signed by the person whose TIN is being provided certifying that the TIN is correct and that such person is not subject to backup withholding.

•	Provide a copy of the death certificate of the deceased trustee.

•	The Letter of Transmittal must be signed by the remaining trustee(s) indicating their specific capacity in which they are signing, i.e., successor trustee, sole surviving trustee, etc. (Endorsement by trustee(s) must be in correct capacity. If not, a Medallion certified copy of the trust agreement must be provided or a certificate of Fiduciary Authority must be completed by successor trustee(s) with signatures Medallion Guaranteed.)

For additional transfer requirements, please contact us at the telephone number listed on your Letter of Transmittal or please contact the Information Agent at the contact information set forth below.

The Information Agent for the Offer is:

445 Park Avenue, 5th Floor
New York, NY 10022
E-mail: mgen.info@morrowco.com

Call Collect (212) 754-8000

Banks and Brokerage Firms, Please Call: (800) 654-2468

Stockholders Please Call: (800) 607-0088

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

Give the
SOCIAL SECURITY
For this type of account:	number of —

1. An individual’s account	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Husband/wife (joint account)	The actual owner of the account or, if joint funds, either person(1)

4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

5. Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)

6. Account in the name of guardian or committee for a designated ward, minor or incompetent person	The ward, minor or incompetent person(3)

7. a. A revocable savings trust account (in which grantor is also trustee)	The grantor-trustee(1)

b. Any “trust” account that is not a legal or valid trust under State law	The actual owner(1)

Give the EMPLOYER
IDENTIFICATION
For this type of account:	number of —

8. Sole proprietorship account	The owner(4)

9. A valid trust, estate or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(5)

10. Corporate account	The corporation

11. Religious, charitable or educational organization account	The organization

12. Partnership account held in the name of the business	The partnership

13. Association, club or other tax-exempt organization	The organization

14. A broker or registered nominee	The broker or nominee

15. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	You must show your individual name, but you may also enter your business or “doing business” name. If the owner does not have an employer identification number, furnish the owner’s social security number.

(5)	List first and circle the name of the legal trust, estate or pension trust.

NOTE:	IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding Penalties

Payees specifically exempted from backup withholding on ALL payments include the following:*

•	A corporation.
•	A financial institution.
•	An organization exempt from tax under section 501(a), or an individual retirement plan (“IRA”), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
•	The United States or any agency or instrumentality thereof.
•	A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
•	A foreign government or a political subdivision, agency or instrumentality thereof.
•	An international organization or any agency or instrumentality thereof.
•	A registered dealer in securities or commodities registered in the United States or a possession of the United States.
•	A real estate investment trust.
•	A common trust fund operated by a bank under section 584(a).
•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
•	An entity registered at all times during the tax year under the Investment Company Act of 1940.
•	A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.
•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.
•	Payments of patronage dividends where the amount received is not paid in money.
•	Payments made by certain foreign organizations.
•	Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer’s trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.
•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).
•	Payments described in section 6049(b)(5) to non-resident aliens.
•	Payments on tax-free covenant bonds under section 1451.
•	Payments made by certain foreign organizations.
•	Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice.—Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Statements with Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.—If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

(4) Failure to Report Certain Dividend and Interest Payments.—If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 5% is imposed on any portion of any underpayment attributable to the failure.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

*	Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.